Exhibit 99.1

The Beachbody Company, Inc. Receives Notice of NYSE Trading Share Price Listing Rule Non-Compliance

Intends to cure the deficiency and return to compliance with NYSE listing standard

El Segundo, Calif. (November 25, 2022) – The Beachbody Company, Inc. (NYSE: BODY) (the “Company” or “Beachbody”), a leading subscription health and wellness company, today announced that on November 23, 2022, it had received a deficiency letter from the New York Stock Exchange (the “NYSE”) notifying the Company that it is not in compliance with applicable price criteria in the NYSE’s continued listing standards because as of November 22, 2022, the average closing price of the Company’s Class A Common Stock (the “Common Stock”) was less than $1.00 per share over a consecutive 30 trading-day period (the “Notice”). The Notice has no immediate impact on the listing of the Common Stock on the NYSE, subject to the Company’s compliance with the NYSE’s other continued listing requirements.

The Company intends to respond to the NYSE within ten business days of receipt of the notice of its intent to cure the deficiency. Pursuant to the NYSE’s rules, the Company has a six-month period following receipt of the deficiency letter to bring its share price and average share price back above $1.00.

The Company intends to consider available alternatives, including but not limited to a reverse stock split that is subject to shareholder approval, no later than its next annual meeting of stockholders, if necessary to cure the stock price non-compliance. Under the NYSE’s rules, if the Company determines that it will cure the stock price deficiency by taking an action that will require stockholder approval at its next annual meeting of stockholders, the price condition will be deemed cured if the price promptly exceeds $1.00 per share, and the price remains above that level for at least the following 30 trading days.

The Company’s Class A Common Stock will continue to be listed and trade on the NYSE during this period, subject to its compliance with other NYSE continued listing standards. The receipt of the deficiency letter does not affect the Company’s business, operations or reporting requirements with the Securities and Exchange Commission.

About The Beachbody Company, Inc.

Headquartered in Southern California, Beachbody is a leading digital fitness and nutrition subscription company with over two decades of creating innovative content and powerful brands. The Beachbody Company is the parent company of the Beachbody On Demand streaming platform (BOD), including its live digital streaming subscription BODi, and the Beachbody Bike powered by MYXfitness, the Company’s connected indoor bike. For more information, please visit TheBeachbodyCompany.com.

Forward-Looking Statements

This press release contains “forward-looking” statements pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995, which are statements other than historical fact or in the future tense. These statements include but are not limited to statements regarding the Company’s future performance and market opportunity, including expected financial results for the fourth quarter and full year, its business strategy, plans, and objectives and future operations.

Forward-looking statements are based upon various estimates and assumptions, as well as information known to the Company as of the date hereof, and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors, including: the Company’s ability to effectively compete in the fitness and nutrition industries; the ability to successfully acquire and integrate new operations; the reliance on a few key products; market conditions and global and economic factors beyond the Company’s control; intense competition and competitive pressures from other companies worldwide in the industries in which the Company operates; and litigation and the ability to adequately protect the Company’s intellectual property rights. You can identify these statements by the use of terminology such as “believe”, “plans”, “expect”, “will”, “should,” “could”, “estimate”, “anticipate” or similar forward-looking terms. You should not rely on these forward-looking statements as they involve risks and uncertainties that may cause actual results to vary materially from the forward-looking statements. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, refer to the “Risk Factors” section of the Company’s Securities and Exchange Commission (“SEC”) filings, including those risks and uncertainties included in the Form 10-K filed with the SEC on March 1, 2022 and quarterly reports on Form 10-Q, which are available on the Investor Relations page of the Beachbody website at https://investors.thebeachbodycompany.com and on the SEC website at www.sec.gov.

The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, performance, or achievements. The Company undertakes no obligation to update any of these forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements.

Source: The Beachbody Company, Inc.

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Jill Murray

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Ben Yellen

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